Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares Of

O'CONNOR FUND OF FUNDS: MASTERS

Tendered Pursuant to the Offer to Purchase
Dated December 17, 2013

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY STATE STREET BANK AND
TRUST COMPANY EITHER BY MAIL OR
FAX BY, THE END OF THE DAY ON
WEDNESDAY, JANUARY 15, 2014, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

State Street Bank and Trust Company
Attn:  O'Connor Fund of Funds: Masters
Box 5493
Mail Code JHT 1651
Boston, Massachusetts 02206

For additional information:
Phone:	(877) 463-2074
Fax:	(617) 937-0227

To assure good delivery, please send this Notice of Withdrawal to State Street Bank and Trust Company and not to your Financial Advisor.

O'CONNOR FUND OF FUNDS: MASTERS

You are responsible for confirming that this Notice is received by State Street Bank and
Trust Company  To assure good delivery, please send this page to State Street Bank and
Trust Company and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):  ☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Shareholder:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Co-Signatory and Title: